Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Evrett W. Benton,
President or Bruce J. Mackey Jr.,
Treasurer at 617-796-8387
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Financial Results for the Quarter Ended September 30, 2003

Newton, MA (November 12, 2003).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the periods ended September 30, 2003, compared to the same periods in 2002, as follows

(dollars in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Total Revenues	$147,304	$132,344	$432,160	$380,886
Total Expenses	148,353	134,025	437,451	392,022

Loss from Continuing Operations	$(1,049)	$(1,681)	$(5,291)	$(11,136)

Loss from Discontinued Operations	(117)	(825)	(386)	(2,070)

Net Loss	$(1,166)	$(2,506)	$(5,677)	$(13,206)

Average Shares Outstanding	8,505	8,453	8,471	7,254

Net Loss per Share from Continuing Operations	$(0.12)	$(0.20)	$(0.62)	$(1.54)

Net Loss per Share	$(0.14)	$(0.30)	$(0.67)	$(1.83)

Five Star Quality Care, Inc. is an operator of senior living communities.  FVE owns and leases 106 communities with 14,081 living units located in 25 states.  These communities include independent and assisted living communities and skilled nursing facilities.  FVE is headquartered in Newton, Massachusetts.

(end)

Supplemental information, page 1 of 3

Five Star Quality Care, Inc.

Condensed Consolidated Statement of Operations

(unaudited)

(dollars in thousands, except per share data)

Three Months ended September 30,

Nine Months Ended September 30,

	2003	2002	2003	2002

Revenues:
Net revenues from residents	$147,240	$132,296	$431,959	$380,656
Interest and other income	64	48	201	230
Total revenues	147,304	132,344	432,160	380,886

Expenses:
Wages and benefits	78,591	69,015	234,657	193,445
Other operating expenses	40,357	36,233	115,763	112,540
Management fee to Sunrise Senior Living, Inc.	4,398	4,943	12,990	12,354
Rent to Senior Housing Properties Trust	19,359	19,687	57,403	56,596
General and administrative	4,560	3,620	13,131	11,248
Depreciation and amortization	857	517	2,683	1,240
Impairment of assets	—	—	—	1,648
Restructuring costs	—	10	—	122
Interest expense	231	—	824	—
Spin off and merger expense, non recurring	—	—	—	2,829
Total expenses	148,353	134,025	437,451	392,022

Loss from continuing operations before income taxes	(1,049)	(1,681)	(5,291)	(11,136)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(1,049)	(1,681)	(5,291)	(11,136)

Loss from discontinued operations	(117)	(825)	(386)	(2,070)

Net loss	$(1,166)	$(2,506)	$(5,677)	$(13,206)

Weighted average shares outstanding	8,505	8,453	8,471	7,254

Basic and diluted loss per share from:
Continuing operations	$(0.12)	$(0.20)	$(0.62)	$(1.54)
Discontinued operations	(0.02)	(0.10)	(0.05)	(0.29)

Net loss per share	$(0.14)	$(0.30)	$(0.67)	$(1.83)

Supplemental information, page 2 of 3

Five Star Quality Care, Inc.

Condensed Consolidated Balance Sheet Data

(dollars in thousands)

	September 30, 2003		December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$11,359		$10,270
Accounts receivable, net	29,338		33,877
Prepaid expenses and other current assets	21,451		9,434
Total current assets	62,148		53,581

Property and equipment, net	56,562		70,329
Other long term assets	25,100		9,287
Total assets	$143,810		$133,197

Liabilities and Shareholders’ Equity
Current liabilities	$57,315	(1)	$34,445
Mortgage notes payable (long term)	6,457		15,982
Other long term liabilities (2)	14,971		17,723
Shareholders’ equity: 8,513,633 and 8,452,633 common shares outstanding	65,067		65,047
Total liabilities and shareholders’ equity	$143,810		$133,197

(1)          Includes mortgage notes payable of $9,376 for which cash has been placed with the lender’s agent pending prepayment of the mortgage in December 2003.

(2)          Long term liabilities principally include obligations to residents at FVE communities operated by Sunrise Senior Living, Inc. who have prepaid with deposits.  These prepayments are amortized into revenues over the periods in which the service obligations are expected to be satisfied.

Supplemental information, page 3 of 3

Five Star Quality Care, Inc.

As Reported (includes facilities from the date operations by Five Star commenced):

	Three Months Ended 9/30				Nine Months Ended 9/30
	2003	2002	% Change		2003	2002	% Change

Revenues from residents (in 000s)	$147,240	$132,296	+11%		$431,959	$380,656	+14%
Facility expenses (in 000s)	$118,948	$105,248	+13%		$350,420	$305,985	+15%
Total expenses (in 000s)	$148,353	$134,025	+11%		$437,451	$392,022	+12%
No. of facilities (end of period)	106	89			106	89
No. of living units (end of period)	14,081	12,978			14,081	12,978
Occupancy	89%	89%	—		88%	89%	-1	% pt
Average daily rate	$128	$125	+2%		$127	$120	+6%
Revenue per day per living unit	$114	$111	+3%		$112	$107	+5%
Percent of revenues from Medicare / Medicaid	41%	42%	-1	% pt	40%	42%	-2	% pts
Percent of revenues from Private / Other	59%	58%	+1	% pt	60%	58%	+2	% pts

“Same Store” Facilities (facilities Five Star operated continuously since July 1, 2002, and January 1, 2002, respectively):

	Three Months Ended 9/30				Nine Months Ended 9/30
	2003	2002	% Change		2003	2002	% Change

Revenues from residents (in 000s)	$138,594	$126,799	+9%		$175,725	$168,727	+4%
Facility expenses (in 000s)	$111,963	$111,441	+1%		$161,247	$156,862	+3%
No. of facilities (end of period)	89	89			53	53
No. of living units (end of period)	12,978	12,978			4,794	4,794
Occupancy	89%	89%	—		91%	91%	—
Average daily rate	$131	$120	+9%		$147	$142	+4%
Revenue per day per living unit	$116	$106	+9%		$135	$129	+5%
Percent of revenues from Medicare / Medicaid	44%	43%	+1	% pt	80%	79%	1	% pt
Percent of revenues from Private/ Other	56%	57%	-1	% pt	20%	21%	-1	% pt

Total Portfolio at 9/30/03 (includes data for periods prior to Five Star operation of acquired facilities*):

	Three Months Ended 9/30				Nine Months Ended 9/30
	2003	2002	% Change		2003	2002	% Change

Revenues from residents (in 000s)	$147,240	$142,320	+3%		$433,590	$415,831	+4%
Facility expenses (in 000s)	$118,978	$115,404	+3%		$351,334	$333,947	+5%
No. of facilities (end of period)	106	106			106	106
No. of living units (end of period)	14,081	14,081			14,081	14,081
Occupancy	89%	91%	-2	% pts	89%	91%	-2	% pts
Average daily rate	$128	$124	+3%		$127	$123	+3%
Revenue per day per living unit	$114	$110	+4%		$113	$108	+5%
Percent of revenues from Medicare / Medicaid	41%	39%	+2	% pts	40%	38%	+2	% pts
Percent of revenues from Private/ Other	59%	61%	-2	% pts	60%	62%	-2	% pts

*  Based on data provided to us from prior owners.